EXPENSE LIMITATION AGREEMENT

THIS AGREEMENT, dated as of November 29, 2024, is made and entered into by and between Guggenheim Partners Investment Management, LLC (the “Adviser”) and each of the registered investment companies set forth on Schedule A (each being referred to herein as a “Fund”). This Agreement shall apply to each investment portfolio of a Fund as set forth in Schedule A (the “Series”).

WHEREAS, the Adviser has been appointed the investment adviser to the Series pursuant to an agreement between each Fund and the Adviser (such agreement an “Advisory Agreement”); and

WHEREAS, each Fund, on its own behalf and on behalf of its investment portfolios listed in Schedule A and the Adviser desire to enter into the arrangements described herein.

NOW, THEREFORE, it is agreed as follows:

1.  With respect to the Series identified on Schedule A, the Adviser hereby agrees, subject to Sections 2 and 3 hereof, to reduce the fees payable to it, respectively, under the applicable Advisory Agreement (but not below zero) and make any additional payments to the extent necessary to limit the ordinary operating expenses (including Rule 12b-1 fees (if any), but exclusive of brokerage costs, dividends on securities sold short, expenses of other investment companies in which a Series invests, interest, taxes, indemnification, and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of the Fund’s business) (“Operating Expenses”), of each Series to an annual rate (as a percentage of the Series’ average daily net assets) as set forth on Schedule A (“Fees Expense Limit”).

2.  If on any day or month, the estimated annualized Operating Expenses of a Series as of that day or month are less than the applicable Expense Limit as of that day or month, the Adviser shall be entitled to reimbursement by such Series as set forth below. The applicable Series shall reimburse fees waived or reduced and other payments remitted by the Adviser to such Series pursuant to either Section 1 hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Operating Expenses of a Series, plus the amount so reimbursed by the Series equals, as of that day or month, the Expense Limit as set forth in Schedule A, provided however, that such amount paid by the Series to the Adviser will in no event exceed the total of the Reimbursement Amount and will not include any amounts previously reimbursed by the Series . Any amounts reimbursed by the Series to the Adviser under this Section 2 shall not include any additional charges or fees, such as interest on the Reimbursement Amount. Amounts so reimbursed by the Series shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) month period until fully reimbursed and thereafter (i.e., after the oldest Reimbursement Amount has been fully reimbursed by the Series), to the next oldest Reimbursement Amount, and so on. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Series as necessary to ensure that the amount of Operating Expenses of a Series during any fiscal year never exceeds the applicable Expense Limit for such Series during that fiscal year. In no event will a Series be obligated to pay any fees waived or deferred by the

Adviser with respect to any other Series.

3.  In case a Series has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Series in accordance with the terms of the Series’ multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.

4.  The parties agree that this Agreement shall supersede any prior expense limitation agreement between a Fund and the Adviser with respect to such Fund’s Series listed on Schedule A.

5.  This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of the Fund, on behalf of the Series, upon sixty (60) days’ written notice to the Adviser. This Agreement, as it relates to a Series, will terminate automatically if the Advisory Agreement with respect to such Series is terminated, with such termination effective upon the effective date of the Advisory Agreement’s termination.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GUGGENHEIM FUNDS TRUST

By: /s/ Amy J. Lee

Name: Amy J. Lee
Title: Vice President and Chief Legal Officer

GUGGENHEIM VARIABLE FUNDS TRUST

By: /s/ Amy J. Lee

Name: Amy J. Lee
Title: Vice President and Chief Legal Officer

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

By: /s/ Amy J. Lee

Name: Amy J. Lee
Title: Attorney-in-Fact

EXPENSE LIMITATION AGREEMENT

SCHEDULE A

Dated November 29, 2024

Registered investment companies to which this Agreement applies, and their respective Series:

Guggenheim Funds Trust: Guggenheim Core Bond Fund (A, C, Institutional, P and R6), Guggenheim High Yield Fund (A, C, Institutional, P and R6), Guggenheim Floating Rate Strategies Fund (A, C, Institutional, P and R6), Guggenheim Limited Duration Fund (A, C, Institutional, P and R6), Guggenheim Macro Opportunities Fund (A, C, Institutional, P and R6), Guggenheim Municipal Income Fund (A, C, Institutional, P and R6),Guggenheim Total Return Bond Fund (A, C, Institutional, P and R6), and Guggenheim Ultra Short Duration Fund (A, Institutional, P and R6).

Guggenheim Variable Funds Trust: Series E (Total Return Bond Series), Series F (Floating Rate Strategies Series), and Series P (High Yield Series).

Series Name and Share Class	Expense Limit	Effective Date	Expiry Date

Guggenheim Core Bond Fund
Class A	0.79%	11/29/2024	2/1/2026
Class C	1.54%	11/29/2024	2/1/2026
Institutional Class	0.50%	11/29/2024	2/1/2026
Class P	0.79%	11/29/2024	2/1/2026
R6 Class	0.50%	Upon Launch	2/1/2026
Guggenheim Floating Rate Strategies Fund
Class A	1.02%	11/30/2012	2/1/2026
Class C	1.77%	11/30/2012	2/1/2026
Institutional Class	0.78%	11/30/2012	2/1/2026
Class P	1.02%	5/1/2015	2/1/2026
R6 Class	0.78%	3/13/2019	2/1/2026
Guggenheim High Yield Fund
Class A	0.94%	11/29/2024	2/1/2026
Class C	1.69%	11/29/2024	2/1/2026
Institutional Class	0.69%	11/29/2024	2/1/2026
Class P	0.94%	11/29/2024	2/1/2026
R6 Class	0.69%	11/29/2024	2/1/2026
Guggenheim Limited Duration Fund
Class A	0.75%	12/1/2013	2/1/2026
Class C	1.50%	12/1/2013	2/1/2026
Institutional Class	0.50%	12/1/2013	2/1/2026
Class P	0.75%	5/1/2015	2/1/2026
R6 Class	0.50%	3/13/2019	2/1/2026

Series Name and Share Class	Expense Limit	Effective Date	Expiry Date
Guggenheim Municipal Income Fund
Class A	0.80%	11/29/2024	2/1/2026
Class C	1.55%	11/29/2024	2/1/2026
Institutional Class	0.55%	11/29/2024	2/1/2026
Class P	0.80%	11/29/2024	2/1/2026
R6 Class	0.55%	Upon Launch	2/1/2026
Guggenheim Macro Opportunities Fund
Class A	1.36%	11/30/2012	2/1/2026
Class C	2.11%	11/30/2012	2/1/2026
Institutional Class	0.95%	11/30/2012	2/1/2026
Class P	1.36%	5/1/2015	2/1/2026
R6 Class	0.95%	3/13/2019	2/1/2026
Guggenheim Total Return Bond Fund
Class A	0.79%	11/30/2012	2/1/2026
Class C	1.54%	11/30/2012	2/1/2026
Institutional Class	0.50%	11/30/2012	2/1/2026
Class P	0.79%	5/1/2015	2/1/2026
R6 Class	0.50%	10/19/2016	2/1/2026
Guggenheim Ultra Short Duration Fund
Class A	0.58%	11/30/2018	2/1/2026
Institutional Class	0.33%	11/30/2018[1]	2/1/2026
Class P	0.58%	Upon Launch	2/1/2026
R6 Class	0.33%	Upon Launch	2/1/2026
Series E (Total Return Bond Series)	0.81%	11/29/2024	5/1/2026
Series F (Floating Rate Strategies Series)	1.15%	4/22/2013	5/1/2026
Series P (High Yield Series)	1.07%	11/29/2024	5/1/2026

The Adviser will respect the following principles in implementing the foregoing Expense Limits:

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In accordance with the terms of Section 3 hereof, the provisions of Rule 18f-3 under the Investment Company Act of 1940 and the Series’ Multiple Class Plan, the Adviser always will reduce fees payable to it and reimburse other expenses that are advisory fees, custodial fees or other expenses related to the management of the Series’ assets (i.e., fund- wide expenses) equally among classes of shares based on relative net assets such that each class pays the same series-wide expenses.

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The Adviser may, however, reduce fees payable to it and reimburse other expenses that are actually incurred in a different amount by classes of shares, or if the classes receive services of a different kind or to different degrees (i.e., class-specific expenses) in amounts that differ among classes.

1 Effective date of reorganization of Guggenheim Strategy Fund I with and into Institutional Class of Guggenheim Ultra Short Duration Fund.

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